UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2007

ADVANCE NANOTECH, INC.
(Exact name of registrant as specified in its charter)

Delaware	011-15499	20-1614256
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

600 Lexington Avenue, 29th Floor, New York, NY	10022
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 583-0080

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into Material Definitive Agreements.

Subscription Agreements, Notes and Warrants

On December 19 & December 21, 2007, Advance Nanotech, Inc. (the “Company”) entered into subscription agreements (the “Subscription Agreements”) with selected institutional and accredited investors (the “Investors”) regarding the private placement of up to a maximum of $8,800,000 principal amount of 8% Senior Secured Convertible Notes (the “Notes”). Each Investor who subscribed to the Notes received 50% warrant coverage at $0.30 per share as Common Stock Warrants (the “Warrants”). The private placement was made pursuant to the exemption from registration provided by Section 4(2) of the Securities Act of 1933 because the transaction complies with the requirements of Rule 506 of Regulation D promulgated under the Securities Act of 1933. Axiom Capital Management, Inc. (“Axiom”) acted as placement agent and Middleberry Capital acted as financial advisor in connection with the private placement.

The Notes mature on the date that is three years from the date of issuance and are convertible into shares of the Company’s common stock, par value $0.001 par value per share (the “Common Stock”), at a price of $0.25 per share. The Notes constitute senior indebtedness of the Company and provide that no other indebtedness of the Company (excluding an additional $3,000,000 in debt, certain credit facility lines and trade payables incurred in the ordinary course of business) shall be incurred without the consent of the Note holders. The Warrants are exercisable into shares of Common Stock for a period of five years from the date they are issued at a price of $0.30 per share. The Notes and the Warrants each have anti-dilution provisions that provide for conversion or exercise price adjustments under certain circumstances.

The Subscription Agreements require the Company to register the shares of Common Stock to be issued upon conversion of the Notes sold to the Investors pursuant to the Subscription Agreements and to use its commercially reasonable efforts to maintain the effectiveness of such registration until the earlier of (a) the date that all of such Common Stock has been sold by the Investors, or (b) the date that the Common Stock may be sold without volume restrictions under Rule 144. The Company has agreed to file with the Securities and Exchange Commission (the “SEC”) a resale registration statement with respect to this registration within 45 days after the first closing under the Subscription Agreements.

In connection with the transactions contemplated by the Subscription Agreements, the Company received gross proceeds of an aggregate of $6,700,000. However, because the Company did not currently have a sufficient number of authorized shares of Common Stock to allow for conversion of the Notes, and exercise of the Warrants, representing the total amount of proceeds received, the Company issued Notes and Warrants for only that portion of the total proceeds that was allowed given the current capital structure of the Company. As a result, the Company issued Notes with a principal face amount of $3,953,000 and Warrants convertible into 7,906,000 shares of Common Stock. The remainder of the proceeds received during the private placement is held in escrow pursuant to the terms of an Escrow Agreement (as described below, the “Escrow Agreement”), pending amendment of the Company’s Certificate of Incorporation to increase the number of authorized shares of Common Stock from 75,000,000 to 200,000,000 (the “Charter Amendment”). The Company is required under the terms of the Subscription Agreements to increase its authorized shares of Common Stock by February 15, 2008. If the Charter Amendment is approved by the Company’s stockholders, the Company is required to issue to the Investors Notes and Warrants representing the amount of proceeds being held in escrow. If the Charter Amendment is not approved by February 15, 2008, the Company will be required to return to the Investors up to $2,747,000 of proceeds that are currently held in escrow.

In addition to the Subscription Agreements, the Notes, the Warrants and the Escrow Agreement, in order to effect the transactions contemplated thereby, the Company also entered into a Pledge and Security Agreement (the “Security Agreement’) with Axiom, and a Collateral Agent Agreement (the “Collateral Agent Agreement” and collectively with the Subscription Agreement, the Notes, the Warrants, the Escrow Agreement, and the Security Agreement, the “Transaction Documents”) with Axiom and the Investors.

Escrow Agreement

The Escrow Agreement is dated December 19, 2007 and is by and among the Company, Axiom, as placement agent, and HSBC Bank USA (“HSBC”), as escrow agent. Pursuant to the Escrow Agreement, the proceeds received pursuant to the Subscription Agreement in excess of the face amount of the Notes originally issued are to be held in escrow until the Charter Amendment is approved by the Company’s stockholders. As noted above, if the Charter Amendment is not approved by February 15, 2008, the proceeds being held in escrow will be returned to the Investors.

Pledge and Security Agreement

The Security Agreement is dated December 19, 2007 and is by and between the Company and Axiom, as Collateral Agent. Pursuant to the terms of the Security Agreement, the Company has granted to Axiom, on behalf of the Investors, a security interest in all of its intellectual property, books and records and proceeds of the sale of its intellectual property, as well as all of the equity interests in its subsidiaries. If the Notes are not repaid when such repayment is due pursuant to the terms thereof, the Collateral Agent is authorized to transfer the collateral into the name of the Collateral Agent.

Collateral Agent Agreement

The Collateral Agent Agreement is dated December 19, 2007 and is by and among the Company, Axiom, as Collateral Agent, and each of the Investors. Pursuant to the terms of the Collateral Agent Agreement, Axiom has agreed to act as Collateral Agent in connection with the enforcement of the Investors’ rights in regard to the collateral covered by the Security Agreement.

Exchange Agreement

On December 19, 2007, the Company entered into an exchange agreement (the “Exchange Agreement”) with its majority owned subsidiary Owlstone Nanotech, Inc. (“Owlstone”), and certain stockholders of Owlstone (consisting of all of the founders and executive officers of Owlstone, who are hereafter called the “Owlstone Founders”) to increase the Company's ownership interest in Owlstone by issuing newly issued shares of Common Stock to the Owlstone Founders in exchange for Owlstone common shares at an exchange rate of 3.33 shares of Common Stock for each share of Owlstone common stock. The Owlstone Founders currently own an aggregate of 4,211,303 shares of Owlstone common stock, consisting of 22.26% of the total number of shares of common stock of Owlstone outstanding.

The Exchange Agreement also contemplates (a) that the Company will, following consummation of the exchange with the Owlstone Founders, offer to acquire the remaining shares of Owlstone common stock then outstanding (the “Minority Stockholders”, approximately 26.21% of the currently outstanding Owlstone shares) on terms and conditions identical to those offered to the Owlstone Founders and (b) the issuance to the Minority Stockholders of one warrant to purchase 0.33 shares of Common Stock at a purchase price of $0.30 per share.

Because the Company did not have a sufficient number of authorized and unreserved shares of Common Stock to support consummation of the Exchange Agreement on the date the Exchange Agreement was executed, consummation of the transactions contemplated by the Exchange Agreement is expressly conditioned on the approval of the Charter Amendment. If the Charter Amendment is not approved by February 15, 2008, the Exchange Agreement will terminate by its terms. The Exchange Agreement is not itself required to be submitted for approval by the Company's stockholders under applicable Delaware or Federal law.

Sale and Purchase Agreement

On December 18, 2007, a majority-owned subsidiary of the Company entered into an Agreement (the “Purchase and Sale Agreement”) with Bilcare Singapore Pte Limited pursuant to which such subsidiary agreed to sell its 8.8% share in Singapore-based Singular ID Pte Ltd., a maker of the Enxure integrated high-technology enterprise brand security system. Upon satisfaction of certain conditions precedent specified in the Purchase and Sale Agreement, the Company anticipates receiving US$1.19 million in cash for its equity interest, which represents a gain of 507% on the Company’s original investment.

The description of the terms and conditions of the Transaction Documents, the Exchange Agreement and the Purchase and Sale Agreement set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text of the Transaction Documents, the Exchange Agreement and the Purchase and Sale Agreement, each of which will be filed as exhibits to the Company’s Form 10-KSB for the period ending December 31, 2007.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information contained in Item 1.01 of this report regarding the issuance of the Notes is incorporated by reference herein.

Item 3.02.	Unregistered Sales of Equity Securities

The information contained in Item 1.01 of this report regarding the issuance of Common Stock in the private placement is incorporated by reference herein.

Item 8.01.	Other Events

A copy of the Company’s press release announcing the transactions described above in Item 1.01 is attached hereto as Exhibit 99.1 and is incorporated by reference into this report.

Item 9.01.	Financial Statements and Exhibits.

(d) The following exhibits are included as part of this report:

No.	Description
99.1	Press release dated December 27, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADVANCE NANOTECH, INC.

By:	/s/ Thomas P. Finn
Name: Thomas P. Finn
Title: Chief Financial Officer & Secretary
Dated: December 27, 2007

EXHIBIT LIST

No.	Description
99.1	Press release dated December 27, 2007.